Exhibit 35.1

                                                          [logo] Countrywide(R)
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                                                                   HOME LOANS

                                                            [logo]
                                                      400 Countrywide Way
February 29, 2008                             Simi Valley, California 93065-6298

BCAP LLC
Attn: Paul Menefee
200 Park Avenue
New York, NY 10166
                              OFFICER'S CERTIFICATE

I, Joseph Candelario, hereby certify that I am an officer of Countrywide GP, Inc., general partner of Countrywide Home Loans Servicing LP (the "Servicer"). I further certify, with respect to the applicable servicing agreement relating to the securitization transaction(s) set forth on Exhibit A attached hereto (the "Servicing Agreement") that:

      (a) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the Servicing Agreement has been made under my supervision; and

      (b) To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout such year.

/s/ Joseph Candelario           February 29, 2008
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Joseph Candelario
First Vice President
Compliance Officer
Loan Administration
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Exhibit A - Securitized Transaction(s)

Deutsche Bank National Trust Company - 1761 E. St. Andrews Place

BCAP 2007-AA1

BCAP 2007-AA2

BCAP 2007-AA3

BCAP 2007-AA4

BCAP 2007-AA5